Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 14, 2017 (except for the subsequent events noted in Note 13 thereof, as to which the date is September 14, 2017) appearing in the Registration Statement on Form S-1 (Reg. No. 333-220085), as amended, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

September 19, 2017